EXHIBIT 21

SUBSIDIARIES OF WESTLAKE

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business
Geismar Holdings, Inc.	Delaware	Geismar Holdings, Inc.
GVGP, Inc.	Delaware	GVGP, Inc.
North American Bristol Corporation	Delaware	North American Bristol Corporation
North American Pipe Corporation	Delaware	North American Pipe Corporation and NAPCO
Van Buren Pipe Corporation	Delaware	Van Buren Pipe Corporation
Westech Building Products, Inc.	Delaware	Westech Building Products, Inc.
Westech Building Products Limited	Canada	Westech Building Products Limited
Westech Profiles Limited	Delaware	Westech Profiles Limited
Westlake Chemical Investments, Inc.	Delaware	Westlake Chemical Investments, Inc.
Westlake Chemical Holdings, Inc.	Delaware	Westlake Chemical Holdings, Inc.
Westlake Chemical Manufacturing, Inc.	Delaware	Westlake Chemical Manufacturing, Inc.
Westlake Chemical Products, Inc.	Delaware	Westlake Chemical Products, Inc.
Westlake Development Corporation	Delaware	Westlake Development Corporation
Westlake Ethylene Pipeline Corporation	Delaware	Westlake Ethylene Pipeline Corporation
Westlake International Corporation	Delaware	Westlake International Corporation
Westlake International Investments Corporation	British Virgin Islands	Westlake International Investments Corporation
Westlake International Services Corporation	Delaware	Westlake International Services Corporation
Westlake Longview Corporation	Delaware	Westlake Longview Corporation
Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.
Westlake NG I Corporation	Delaware	Westlake NG I Corporation
Westlake Olefins Corporation	Delaware	Westlake Olefins Corporation
Westlake Petrochemicals LP	Delaware	Westlake Petrochemicals LP and WPE
Westlake Polymers LP	Delaware	Westlake Polymers LP
Westlake Profiles Limited	Canada	Westlake Profiles Limited
Westlake PVC Corporation	Delaware	Westlake PVC Corporation
Westlake Resources Corporation	Delaware	Westlake Resources Corporation
Westlake Styrene LP	Delaware	Westlake Styrene LP
Westlake Trinidad Unlimited	Trinidad	Westlake Trinidad Unlimited
Westlake Vinyl Corporation	Delaware	Westlake Vinyl Corporation
Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP
Westlake Vinyls, Inc.	Delaware	Westlake Vinyls, Inc., Westlake Monomers and WCAO
WPT LP	Delaware	WPT LP
Suzhou Huasu Plastics Co., Ltd.*	China	Suzhou Huasu Plastics Co., Ltd. and Huasu

*	Westlake owns 58% of this entity but accounts for it with the equity method.